UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

    Merrill Lynch & Co., Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7182	13-2740599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York     10080

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (212) 449-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-132911) filed by the Company with the Securities and Exchange Commission. On July 29, 2008, the Company priced an offering of 380,000,000 shares of its common stock, par value $1.33 1/3 per share, to be sold in a public offering for which Merrill Lynch, Pierce, Fenner & Smith was sole bookrunner and underwriter, at an offering price per share of $22.50, less the underwriting discount. On July 29, 2008, the underwriter exercised its over-allotment option to purchase an additional 57,000,000 shares at the same price per share, less the underwriting discount, for a total of 437,000,000 shares, including 151,111,111 shares to an affiliate of Temasek Holdings (Private) Limited. Settlement for 368,273,954 shares occurred on August 1, 2008, as the Temasek Holdings affiliate must receive regulatory approval in respect of its purchase of 68,726,046 of the shares that it has committed to purchase. The Company cannot assure you that these approvals will be obtained.

Item 9.01.	Financial Statements and Exhibits.

EXHIBITS

(1)	Underwriting Agreement, between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated July 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC. (Registrant)

By:	/S/ MASON REEVES
Name:	Mason Reeves
Title:	Assistant Secretary

Date: August 1, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS TO CURRENT REPORT ON

FORM 8-K DATED AUGUST 1, 2008

Commission File Number 1-7182

Exhibit Index

Exhibit No.	Description

(1)	Underwriting Agreement, between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated July 28, 2008.